350 E Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465
                                ARMANDO C. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                          ( A Professional Corporation)


Armando C. Ibarra,
C.P.A.
Members of the California Society of
Armando Ibarra, Jr.
Certified Public Accountants



To the Board of Directors
Triad Industries, Inc.
(Formerly RB Capital & Equities, Inc.)
RB Courtyard, Suite 232
16935 W. Bernardo Drive
San Diego, CA  92126


     We have audited the accompanying consolidated balance sheets of Triad Industries, Inc. (Formerly RB Capital & Equities, Inc.) as of December 31, 2000 and 1999 and the related consolidated statements of operations, changes to shareholders equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triad Industries, Inc. (Formerly RB Capital & Equities, Inc.) and its subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



__________________________________
ARMANDO C. IBARRA, C.P.A. - APC

March 27, 2000



                              TRIAD INDUSTRIES, INC.
                      (Formerly RB Capital & Equities, Inc.)
                           Consolidated Balance Sheets
                         As of December 31, 2000 and 1999
                                      ASSETS
                                       2000           1999
CURRENT ASSETS
   Cash                           $    54,384   $    43,236
   Accounts receivable                304,235       345,235
   Accounts receivable -
   medical clinic (see note 2r)     1,586,182             0
   Marketable securities              473,367       454,460
   Impound account                     12,610         4,062
   Assets held for sale             1,075,858     1,202,095
   Deferred tax benefit               569,657       367,300

   Total Current Assets             4,076,293     2,416,387
NET PROPERTY & EQUIPMENT            3,356,160     3,386,717
OTHER ASSETS
   Investment in securities
   available for sale                 115,000       175,000
   Gift certificates                        0         6,000
   Loan fees                           91,527       143,779
   Accumulated amortization                 0       (71,890)
     Total Other Assets               206,527       252,889
                  TOTAL ASSETS    $ 7,638,981   $ 6,055,993





                             TRIAD INDUSTRIES, INC.
                     (Formerly RB Capital & Equities, Inc.)
                          Consolidated Balance Sheets
                        As of December 31, 2000 and 1999
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                        2000            1999
        CURRENT LIABILITIES
          Accounts payable                         $    84,675    $    20,963
          Loans payable                                277,433         90,715
          Line of credit                                30,160         25,121
          Greentree lease                                  224          1,655
          Taxes payable                                  6,251          6,251
          Security deposits                             47,259         39,865
          Notes payable on
          assets held for sale                         787,649        918,966
          Trust deeds and
          mortgages - Std                              372,905      2,782,500
          Property tax liability                             0         10,604
            Total Current Liabilities                1,606,556      3,896,640
       LONG-TERM LIABILITIES
          Trust deeds and mortgages - Ltd            2,663,745              0
            Total Long-Term Liabilities              2,663,745              0
       TOTAL LIABILITIES                             4,270,301      3,896,640
       STOCKHOLDERS' EQUITY
          Preferred stock ($1.00  par value,
          10,000,000 shares
          authorized 850,000 shares issued
          and outstanding for
          for 2000 and 1999, respectively)             850,000        850,000


          Common stock ($0.001 par value,
          50,000,000 shares
          authorized 8,658,303 and
          6,403,418 shares issued
          and outstanding for 2000 and
          1999, respectively)                            8,658          6,403

Additional paid-in capital                           3,644,874      2,044,991
          Stock subscription receivable                (62,500)       (62,500)
          Retained earnings                         (1,072,352)      (679,540)
            Total Stockholders' Equity               3,368,680      2,159,354
       TOTAL LIABILITIES
                          & STOCKHOLDERS' EQUITY   $ 7,638,981    $ 6,055,993





                            TRIAD INDUSTRIES, INC.
                    (Formerly RB Capital & Equities, Inc.)
                     Consolidated Statements of Operations
            For the Twelve Months Ended December 31, 2000 and 1999
                                                 2000          1999
                                                              Restated
        REVENUES
   Consulting income                        $   423,405    $   435,052
   Medical fee income                           650,717              0
   Rental income                                709,552        529,273
   Costs of revenues                           (244,101)      (179,886)
Total Net Revenues                            1,539,573        784,438
OPERATING COSTS
   Depreciation & amortization                  235,131        208,473
   Bad debt expense                             331,096          5,637
   Administrative expenses                    1,123,393      1,128,992
Total Operating Costs                         1,689,620      1,343,102
OTHER INCOME & (EXPENSES)
   Interest income                                1,249          6,723
   Other income                                       0         27,806
   Other expenses                                     0           (149)
   Realized gain on sale of
   marketable securities                        101,209         64,141
   Unrealized (loss) on valuation of
   marketable securities                       (234,402)      (371,346)
   Unrealized gain on valuation of
   marketable securities                        253,309              0
   Unrealized (loss) on valuation of
   available for sale securities                (60,000)             0
   Mortgage refinancing                               0        441,000
   Disposition of stock                               0       (250,000)
   Net gain / (loss) on disposable assets        18,108        (38,359)
   Late charges                                     708             43
   Utility Charges                                1,407            782
   Fee income                                       201          1,210
   Interest expense                            (526,910)      (403,168)
Total Other Income & Expenses                  (445,121)      (521,317)
NET INCOME (LOSS) BEFORE TAXES                 (595,168)    (1,079,980)
PROVISION FOR INCOME TAXES  (BENEFIT)           202,357        367,300
NET (LOSS)                                  $  (392,811)   $  (712,680)
BASIC EARNINGS (LOSS) PER SHARE             $     (0.05)   $     (0.14)
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                    7,378,445      5,055,774
DILUTED EARNINGS (LOSS) PER SHARE           $     (0.04)   $     (0.11)
WEIGHTED AVERAGE OF DILUTED
 COMMON SHARES OUTSTANDING                    9,078,445      6,276,048





      TRIAD INDUSTRIES, INC.
       (Formerly RB Capital & Equities, Inc.)
          From December 31, 1997 to December 31, 2000



                                        Preferred   Common
                                    Shares  Stock   Shares

 Balance, December 31, 1997               -   -   2,339,529

Common stock issued June 17,1998
-for securities valued @ $1.07
per share                                 -   -      13,200

Common stock issued June 17, 1998 for
securities valued @ $.90066 per share     -   -      60,000

Common stock issued June 17, 1998
for securities valued @ $.084 per share   -   -      15,000

Common stock issued June 17, 1998
for note payable @ $.334 per share        -   -      30,480

Common stock issued June 17, 1998
for securities valued @ $.334
per share                                 -   -     135,000

Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                 -   -     300,000

Common stock issued November 4,
1998 for subscription receivable
 @ $.166 per share                        -   -     375,000

Common stock issued December 31, 1998
for note payable @ $.3234 per
share                                     -   -      18,750

Common stock issued December 31, 1998
for management fees @ $.334 per share     -   -      60,759

Common stock issued December 31, 1998
for note payable @ $.334 per share        -   -      60,486

Common stock issued December 31,1998
for securities valued @ $.206 per share   -   -     225,000

Contributed capital                       -   -           -

Net loss for the year ended
December 31,1998                          -   -           -

Balance, December 31, 1998                -   -   3,633,204





                                                       Additional      Stock
                                             Common      Paid In    Subscription
                                              Stock     Capital      Receivable

 Balance, December 31, 1997               $    2,340   $  634,656       $    -

Common stock issued June 17,1998
-for securities valued @ $1.07
per share                                         13       14,105            -

Common stock issued June 17, 1998 for
securities valued @ $.90066 per share             60       53,980            -

Common stock issued June 17, 1998
for securities valued @ $.084 per share           15        1,245            -

Common stock issued June 17, 1998
for note payable @ $.334 per share                30       10,150            -

Common stock issued June 17, 1998
for securities valued @ $.334
per share                                        135       44,955            -

Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                        300       99,900            -

Common stock issued November 4,
1998 for subscription receivable
 @ $.166 per share                               375       62,375      (62,500)

Common stock issued December 31, 1998
for note payable @ $.3234 per
share                                             19        6,044            -

Common stock issued December 31, 1998
for management fees @ $.334 per share             61       20,233            -

Common stock issued December 31, 1998
for note payable @ $.334 per share                60       20,142            -

Common stock issued December 31,1998
for securities valued @ $.206 per share          225       46,175            -

Contributed capital                                -        1,717            -

Net loss for the year ended
December 31,1998                                   -            -            -

Balance, December 31, 1998                     3,633    1,015,677      (62,500)












                                             Retained    Total
                                             Earnings

Balance, December 31, 1997                $  95,266    $ 732,262

Common stock issued June 17,1998
-for securities valued @ $1.07
per share                                         -       14,118

Common stock issued June 17, 1998 for
securities valued @ $.90066 per share             -       54,040

Common stock issued June 17, 1998
for securities valued @ $.084 per share           -        1,260

Common stock issued June 17, 1998
for note payable @ $.334 per share                -       10,180

Common stock issued June 17, 1998
for securities valued @ $.334
per share                                         -       45,090

Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                         -      100,200

Common stock issued November 4,
1998 for subscription receivable
 @ $.166 per share                                -          250

Common stock issued December 31, 1998
for note payable @ $.3234 per
share                                             -        6,063

Common stock issued December 31, 1998
for management fees @ $.334 per share             -       20,294

Common stock issued December 31, 1998
for note payable @ $.334 per share                -       20,202

Common stock issued December 31,1998
for securities valued @ $.206 per share           -       46,400

Contributed capital                               -        1,717

Net loss for the year ended
December 31,1998                            (62,126)     (62,126)

Balance, December 31, 1998                   33,140      989,950







                             TRIAD INDUSTRIES, INC.
                     (Formerly RB Capital & Equities, Inc.)
           Consolidated Statement of Stockholders' Equity (continued)
                   From December 31, 1997 to December 31, 1999

                                                Preferred  Preferred  Common
                                                  Shares     Stock    Shares

Balance, December 31, 1998                          -           -   3,633,204

 Recapitalization (Note 1)                          -           -     526,672

 Common stock issued March 15, 1999
 for services valued @ $0.63 per share              -           -     313,942

 Common stock issued on March 15,
 1999 for the purchase of Gam
 Properties, Inc. @ $0.63 per
share                                               -           -   1,120,000

 Preferred stock issued on March
15,
 1999 for the purchase of Miramar Road
 Associates, LLC @ $1.00 per share            700,000     700,000           -

 Preferred stock issued September 1999
 in exchange for 1.5 million
shares of
 Pro Glass Technologies, Inc. common
 stock valued @ $1.00 per share               150,000     150,000           -

 Stock subscription receivable                      -           -           -

 Common Stock issued December
 1999 for cash @ $0.22 per share                    -           -     320,000

 Common Stock issued December 1999
 for management fees @ $0.06 per share              -           -     489,600

 Net loss for the year ended
 December 31, 1999                                  -           -           -

 Balance, December  31, 1999                  850,000   $ 850,000   6,403,418

 Stock issued on January 5, 2000
 to Directors @ $0.06 a share                       -           -      72,000

Stock issued on March 1, 2000
for
services rendered @ $0.15 a share                   -           -     123,000

 Stock issued on June 15, 2000
 to Directors @ $0.50 a share                       -           -      72,000

 Stock issued on June 30, 2000
for
 the Purchase of Northwest, LLC
 @ $0.96 a share                                    -           -   1,463,302

 Stock issued on June 30, 2000  to Donner
 Investment Corp. @ $0.96 a share                   -           -      36,583

 Stock issued on October 1, 2000
to
 Novak Capital @ $0.20 a share                      -           -     200,000

 Stock issued on December 12,
 2000
 to Directors @ $0.24 a share                       -           -     288,000

 Net loss for the year ended
 December 31, 2000                                  -           -           -

 Balance, December  31, 2000                  850,000   $ 850,000   8,658,303





                                                          Additional    Stock
                                                Common     Paid In  Subscription
                                                Stock     Capital    Receivable

Balance, December 31, 1998                       3,633    1,015,677     (62,500)

 Recapitalization (Note 1)                         527       33,396     (20,000)

 Common stock issued March 15, 1999
 for services valued @ $0.63 per share             314      196,527            -

 Common stock issued on March 15,
 1999 for the purchase of Gam
 Properties, Inc. @ $0.63 per
share                                            1,120      698,880            -

 Preferred stock issued on March
15,
 1999 for the purchase of Miramar Road
 Associates, LLC @ $1.00 per share                   -            -            -

 Preferred stock issued September 1999
 in exchange for 1.5 million
shares of
 Pro Glass Technologies, Inc. common
 stock valued @ $1.00 per share                      -            -            -

 Stock subscription receivable                       -            -       20,000

 Common Stock issued December
 1999 for cash @ $0.22 per share                   320       71,625            -

 Common Stock issued December 1999
 for management fees @ $0.06 per share             489       28,886            -

 Net loss for the year ended
 December 31, 1999                                   -            -            -

 Balance, December  31, 1999                $    6,403   $2,044,991   $ (62,500)

 Stock issued on January 5, 2000
 to Directors @ $0.06 a share                       72        4,248            -

Stock issued on March 1, 2000
for
services rendered @ $0.15 a share                  123       17,877            -

 Stock issued on June 15, 2000
 to Directors @ $0.50 a share                       72       35,928            -

 Stock issued on June 30, 2000
for
 the Purchase of Northwest, LLC
 @ $0.96 a share                                 1,463    1,399,555            -

 Stock issued on June 30, 2000  to Donner
 Investment Corp. @ $0.96 a share                   37       35,083            -

 Stock issued on October 1, 2000
to
 Novak Capital @ $0.20 a share                     200       39,800            -

 Stock issued on December 12,
 2000to Directors @ $0.24 a share                  288       67,392            -

 Net loss for the year ended
 December 31, 2000                                   -            -            -

 Balance, December  31, 2000                $    8,658   $3,644,874   $ (62,500)





                                               Retained       Total
                                               Earnings


Balance, December 31, 1998                      33,140       989,950

 Recapitalization (Note 1)                           -        13,923

 Common stock issued March 15, 1999
 for services valued @ $0.63 per share               -       196,841

 Common stock issued on March 15,
 1999 for the purchase of Gam
 Properties, Inc. @ $0.63 per
share                                                -       700,000

 Preferred stock issued on March
15,
 1999 for the purchase of Miramar Road
 Associates, LLC @ $1.00 per share                   -       700,000

 Preferred stock issued September 1999
 in exchange for 1.5 million
shares of
 Pro Glass Technologies, Inc. common
 stock valued @ $1.00 per share                      -       150,000

 Stock subscription receivable                       -        20,000

 Common Stock issued December
 1999 for cash @ $0.22 per share                     -        71,945

 Common Stock issued December 1999
 for management fees @ $0.06 per share               -        29,375

 Net loss for the year ended
 December 31, 1999                            (712,680)     (712,680)

 Balance, December  31, 1999                $ (679,540)   $2,159,354

 Stock issued on January 5, 2000
 to Directors @ $0.06 a share                        -         4,320

Stock issued on March 1, 2000
for
services rendered @ $0.15 a share                    -        18,000

 Stock issued on June 15, 2000
 to Directors @ $0.50 a share                        -        36,000

 Stock issued on June 30, 2000
for
 the Purchase of Northwest, LLC
 @ $0.96 a share                                     -     1,401,018

 Stock issued on June 30, 2000  to Donner
 Investment Corp. @ $0.96 a share                    -        35,120

 Stock issued on October 1, 2000
to
 Novak Capital @ $0.20 a share                       -        40,000

 Stock issued on December 12,
                                                                2000
 to Directors @ $0.24 a share                        -        67,680

 Net loss for the year ended
 December 31, 2000                            (392,811)     (392,811)

 Balance, December  31, 2000               $(1,072,352)   $3,368,680










                              TRIAD INDUSTRIES, INC.
                      (Formerly RB Capital & Equities, Inc.)
                      Consolidated Statements of Cash Flows
                  For the Years Ended December 31, 2000 and 1999
                                               2000          1999
                                            Restated       Restated
CASH FLOWS FROM OPERATING ACTIVITIES
      Income (loss) from operations          $(392,811)   $(712,680)
      Depreciation &
      amortization expense                     235,131      208,473
      Decrease / (Increase) in
      accounts receivable                       41,000     (224,484)
      Increase in accounts payable              63,712       15,188
      Increase in security deposits              7,394       39,865
     (Decrease) in taxes payable               (10,604)     (46,374)
     (Increase) in impound account              (8,548)      (4,062)
     (Increase) in other assets                  6,000       (6,000)
      Increase in line of credit                 5,039       25,121
      Unrealized loss on available
     for sale & marketable securities          234,402      371,346
      Unrealized (gain) on available
      for sale & marketable securities        (253,309)           0
      Bad debt expense                               0        5,637
     (Increase) in income tax benefit         (202,357)    (367,300)
      Common stock issued for services         184,292      226,216

     Net Cash Provided by
     Operating Activities                      (90,659)    (469,054)
CASH FLOWS FROM INVESTING ACTIVITIES
      Sale of marketable securities            101,209      451,750
      Disposition of securities
      available for sale                             0      250,000
      Issuance of stock                              0      150,000
      Net purchase of fixed assets             (92,303)    (213,877)
      Purchase of marketable securities         (3,700)    (142,630)
     Net Cash Used by Investing Activities       5,206      495,243
CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on notes payable                       0            0
     Loan fees                                 (91,528)    (143,779)
     Greentree lease                             1,411        1,655
     Increase in loan payable                  186,718       87,035
     Common stock issued for cash                    0          320
     Paid in capital                                 0       71,625
     Net Cash Provided by
     Financing Activities                       96,601       16,856





NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Triad Industries, Inc. (the Company) was incorporated under the laws of the State of Utah on November 25, 1985. The Company was originally known as Investment Marketing, Inc. Investment Marketing, Inc. was originally incorporated for the purpose of buying, selling, and dealing in real property. At a special meeting of the shareholders held June 6, 1990 the Company name was changed to Combined Communication, Corp. On June 7, 1990 the Company completed the merger and became a Nevada Corporation. On October 17, 1997, the Company met to amend the Articles of Incorporation. The name of the Company was changed to RB Capital & Equities, Inc.

On March 15, 1999, at a special meeting of the shareholders HRM (1) reversed its common stock on a one for ten (1:10) from 5,256,716 to 526,672 shares outstanding. Also at the meeting of shareholders, HRM ratified a plan of reorganization whereby Healthcare Resource Management would acquire 100% of the outstanding shares of common stock of RB Capital and its subsidiaries (Gam Properties and Miramar Road Associates) for 5,068,150 shares of HRM post split common stock and 700,000 shares of $1.00 preferred stock. The only significant shareholder was American Health Systems, Inc. who owned 373,333 of common shares before the merger and 1,120,000 of common stock after the merger. The 700,000 shares of preferred stock were issued to American Health Systems, Inc. for the note payable and the 99% interest RB Capital had acquired in Miramar Road Associates. 1,120,000 shares of common stock of the 5,068,150 shares issued to RB Capital & Equities, Inc. went to American Health Systems, Inc. in exchange for the 373,333 originally received from RB Capital & Equities, Inc. as consideration for 100% of Gam Properties. This 1,120,000 represents a 3 for 1 forward split of the 373,333 shares of RB Capital & Equities common stock. The acquisition was accounted for as a recapitalization of RB Capital because the shareholders of RB Capital & Equities, Inc. controlled HRM after the acquisition. Therefore, RB Capital & Equities, Inc. was treated as the acquiring entity for accounting purposes and HRM was the surviving entity for legal purposes.

On March 15, 1999 the shareholders also approved an amendment to the Articles of Incorporation changing the corporation name to Triad Industries, Inc. Triad Industries, Inc. is a holding Company with no operations of its own.

The Company has authorized 50,000,000 shares of $0.001 par value common stock.

The Company operates through its six subsidiaries:

     1. RB Capital and Equities, Inc. is a financial services corporation that operates a merger and acquisition consulting business. The company does corporate filing and capital reorganization business for small emerging private and public client corporations.

     2. Miramar Road Associates, LLC. owns and operates a 51,000 square foot commercial building.


NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

     3. Gam Properties, Inc. owns and rents a seven unit, a four unit, and a three unit apartment building.

     4. HRM, Inc. is presently inactive in the healthcare industry.

     5. Triad Reality is not yet operating as a consolidating real estate company.

     6. Northwest Medical Clinic, Inc. is in the medical field specializing in personal injury and somnoplasty.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Accounting Method

     The Companys financial statements are prepared using the accrual method of accounting. The company has elected a December 31, year end.

b.       Basis of Consolidation

     The consolidated financial statements of Triad Industries, Inc. include those accounts of RB Capital & Equity Inc., Gam Properties Inc., Healthcare Resource Management Inc., Miramar Road Associates, LLC., and Northwest Medical Clinic, Inc. Triad Industries owns title to all of the assets and liabilities of the consolidated financial statement. All significant intercompany transactions have been eliminated.

c.   Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.   Estimates and Adjustments

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring. See note 2i regarding the Companies revenue recognition policy.



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Basis of Presentation and Considerations Related to Continued Existence (going concern)

The Companys financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The companys management intends to raise additional operating funds through operations and/or debt offerings.

f.   Intangibles

Intangible assets consists of loan fees arrived from the refinancing of the Miramar building. The loan fees are being amortized on a straight-line basis over a period of one year, which is the length of the loan.

g.  Accounts Receivable

The Company has entered into various contracts, by which the Company provides financial services

 h.  Concentration of Credit Risk

The Company maintains credit with various financial institutions. Management performs periodic evaluations of the relative credit standing of the financial institutions. The Company has not sustained any material credit losses for the instruments. The carrying values reflected in the balance sheets at December 31, 2000 and 1999 reasonable approximate the fair values of cash, accounts payable, and credit obligations. In making such assessment, the Company, has utilized discounted cash flow analysis, estimated, and quoted market prices as appropriate. Note 2n and 2o reflect the fair value of notes, trusts, and mortgages payable in accordance with SFAS 107.

i.  Revenue Recognition and Deferred Revenue

Revenue includes the following: Miramar Road Associates, Inc. revenue consists of commercial rental income. Revenue for Miramar is recognized at each month beginning on a receivable basis. Gam Properties Inc. revenue consists of residential rental income. Revenue for Gam is recognized at each month beginning on a receivable basis. RB Capital & Equities, Inc. revenue consists of consulting income. Northwest Medical Clinic, Inc. revenue consist of medical services. Northwest revenue is recognized when received.

RB Capital & Equities, Inc. has various consulting contracts outstanding in which the Company performs a set of various financial services. RB Capital recognizes revenue when services on contracts are provided.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

j.   Principles of Consolidation

The consolidated financial statements include the accounts of Triad Industries, Inc., the parent Company, Healthcare Management Resources, a Nevada corporation, RB Capital & Equities Inc, a Nevada corporation, GAM Properties Inc., a California corporation, Miramar Road Associates Inc., a California LLC., and Northwest Medical Clinic, Inc., a Georgia corporation. All subsidiaries are wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

k.  Investments in Securities

Marketable securities at December 31, 2000 and 1999 are classified and disclosed as trading securities under the requirements of SFAS No. 115. Under such statement, the Companys securities are required to be reflected at fair market value. Changes in the fair value of investments are reflected in the statement of operations under other income & expenses.

l.  Line of Credit

The Company has a $ 50,000 line of credit. The line of credit is an adjustable rate loan. The loan is an open revolving line of credit, and annual interest terms of prime plus 3.65%. (i.e. if prime was 9% the interest rate would be 12.65%.) There are no restrictions on the use of this line of credit. There is an outstanding balance of $ 30,160 as of December 31, 2000.

m.  Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. See note 5 regarding income tax benefit.



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

n.  Property Held for Sale

All of the Companys properties held for sale are on a thirty-year mortgage.

      Location              Description Interest Rate     Cost           Debt

     2016-18 Balboa*         4 Units       7.817%      $420,000      $  302,148
     2015-17 Hornblend*
     2135-39 Grand Ave.      Tri-plex      7.667%      355,350          228,642
     4592 Bancroft           7 Units       7.500%      396,057          256,859
      NRV                                              (95,549)
                                          Total  $  1,075,858       $  787,649

* This location is a four-unit building. The building is constructed with 2 units being back to back and on separate streets.

Gam Properties, Inc. sold two properties during 1999. In April, Chase property sold for $1,170,000. In June the 3rd Ave. #6 property sold for $199,500. Total costs of assets sold were $1,331,141 leaving a net gain of $38,359. Gam Properties, Inc sold one property during 2000. In April the 3rd Ave #4 property sold for $ 173,000. Total costs of the asset sold was $ 154,892 leaving a net gain of $18,108. A net realizable valuation allowance was placed on the properties held for sale in the amount of $95,549 in accordance with SFAS 121.

o.       Long-Term Debt  Miramar Building

                   Interest      Debt      Maturity
                    Rate                     Date
First Trust Deed    10.470 %   $2,340,000   12/08/25
Second Trust Deed   14 %          559,250   12/08/02
Third Trust Deed    14 %          137,400   12/08/02
                                   -------------------
                                            $3,036,650
               --------------------===================

The office building collateralized the above loans. The loan agreements provide for monthly payments of interest and principle.

On September 20, 1999 in accordance with paragraph 7 of SFAS 121 Company acquired the remaining one-percent partner minority interest on the Miramar property and paid off $ 192,000 of the outstanding mortgage liability

The total debt of $3,036,650 on the Miramar building was recorded as follows: current portion (less than one year) of $372,905 and long-term portion (more than one year) of $2,663,745.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

p.   Property & Equipment

Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging from 27.5 years for commercial rental properties, 5 years for tenant improvements, and 5 - 7 years on furniture and equipment.

The company owns a fifty-one thousand square foot commercial building located at 6920-6910 A & B and 6914 Miramar Road, San Diego, California.

                                                        2000         1999

                                                  ---------------------------
           Land                                    $   327,614    $   327,614
                                   ------------------------------------------
                                   ------------------------------------------
           Buildings                                 3,038,357      3,038,357
                                   ------------------------------------------
           Equipment                                    34,070              0
                                   ------------------------------------------
           Computer                                      4,764          1,000
                                   ------------------------------------------
           Furniture                                    12,223          7,224
                                   ------------------------------------------
           Tenant Improvements                         161,669        151,711
                                           ----------------------------------
                                           ----------------------------------
                                                   $ 3,578,697    $ 3,525,906
                                   ------------------------------------------
                                   ------------------------------------------
           Less Accumulated Depreciation              (222,537)      (139,189)
                                           ----------------------------------
                                           ----------------------------------

                                   ------------------------------------------
                                   ------------------------------------------
           Net Property and Equipment              $ 3,356,160    $ 3,386,717
                                           ==================================

q.  Investments in Securities Available for Sale

In 1995, the Company bought 250,000 shares of Heritage National Corporation at $
0.10 a share. In 1999, the Company acquired 1.5 million shares of Pro Glass at $ .06 a share.

                                 Number of   Value Price   Balance
                                  Shares     At Year End   At Year End

Heritage National Corporation      250,000   $   0.10$   25,000
 Pro Glass, Inc.                 1,500,000       0.06    90,000

Total                                                $  115,000

     Heritage National Corporation values remained the same due to the Companies not trading at year-end. Unrealized holding gains and loss will be in accordance with paragraph 13 of SFAS 115 when and if the Companies begin trading. All gains and losses will be recorded in the statement of operations under other income and expenses. As of December 31, 2000 the Company had an 8.5% share of Pro Glass Technologies, Inc. Heritage National Corporation is a privately owned Company.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

r.  Accounts Receivable

Accounts receivable consist of the following:
                                                 December 31, 2000

           -------------------------------------------------
Accounts receivable  Various                        $  3,941
           -------------------------------------------------
Accounts receivable  Carrera                             520
           -------------------------------------------------
Accounts receivable  Gahi                                450
           -------------------------------------------------
Accounts receivable  Trans-Caribe                      3,187
           -------------------------------------------------
Accounts receivable  Fortune Oil                      11,500
           -------------------------------------------------
Accounts receivable  3rd. Avenue                      15,083
           -------------------------------------------------
Accounts receivable  Ashy                              7,000
           -------------------------------------------------
Accounts receivable  Todd Smith                      254,554
           -------------------------------------------------
Accounts receivable  Bellissima                        8,000
------------------------------------------------------------
                                      ----------------------

        Total                                       $304,235
--------------------------------------======================


The Company expects to collect accounts receivable within one year. As of December 31, 2000 the accounts receivable outstanding is fully expected to be collected. Therefore, the Company has not setup an allowance for doubtful accounts.

Due to the nature of business that Northwest Medical Clinic Inc. conducts, a reserve for bad Debts that must be in place too properly state the account receivable as of December 31, 2000.

Accounts receivable     $ 3,072,377
Reserve for bad debts    (1,486,195)

                        $ 1,586,182













NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

s.       Basic & Diluted Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted loss per common share has been calculated based on the weighted average number of shares of common and preferred stock outstanding during the period.

                                                    December 31,
                                                2000                  1999
                                             ---------------------------------
Numerator income (loss)                     $  (392,811)        $  (712,680)
Denominator weighed average
number of shares outstanding                  7,378,445           5,055,774

Basic (loss) per share                      $     (0.05)       $     (0.14)




                                                          December 31,
                                                    2000               1999
------------------------------------------------------------------------------
Numerator income (loss)                      $  (392,811)       $  (712,680)
Denominator weighed average
number of shares outstanding                   9,078,445          6,276,048

Diluted (loss) per share                     $     (0.04)       $     (0.11)


NOTE 3.  OPERATING LEASE

The Company operates its facilities under an operating lease agreement with an unrelated party. The base rent is $ 7,100 which will increase to $ 8,164 per month as of May 1, 2001. The Companys lease agreement expired December 31, 2000. The Company has exercised the option to continue on a month to month basis. Rent expense was $ 62,883 and $ 27,855 for 2000 and 1999, respectively.

The Company has the following lease options:

                    Year Ending
           ---------------------
           ---------------------
                 2001     93,712
           ---------------------
           ---------------------
                 2002     97,968
           ---------------------
                 2003     97,968
           ---------------------
                 2004     97,968
           ---------------------
                 2005     97,968
                 ---------------
                 ---------------
                        $485,584
-----------------====================

NOTE 4.  ACQUISITIONS

Triad Industries, Inc. acquired the assets subject to the liabilities of Northwest Medical Clinic, Inc. and its subsidiaries; Amerimed of Georgia, Inc. (a Georgia Corporation) and Florimed of Tampa, Inc. (a Florida Corporation). The acquisition was recorded as a purchase in accordance with Accounting Principles Board Opinions No. 16 (APB No. 16). Northwest Medical Clinic, Inc. operates in the personal injury area and also performs sleep apnea procedures. For all intent and purposes Amerimed and Florimed are no longer performing any medical services; however, they still have active accounts receivables which they receive payment on. The major asset acquired in the transaction was $ 1,417,481 (net of allowance for bad debt) in accounts receivable. The major liabilities were notes payable totaling $ 132,553. Triad Industries, Inc. acquired 100% of the outstanding common stock of Northwest Medical Clinic, Inc. and its two subsidiaries (Amerimed and Florimed). Northwest Medical Clinic, Inc. will become a wholly owned subsidiary of Triad Industries, Inc. As per agreement Triad Industries, Inc. issued 1,463,302 shares of common stock on June 30, 2000 for the purchase of Northwest Medical Clinic, Inc.

The operating results of the acquired entities are included in the Companys consolidated financial statements from the date of acquisition.

NOTE 5.  INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryfowards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

At December 31, 2000 the Company has significant operating and capital losses carryfoward. The benefits resulting for the purposes have been estimated as follows:

                                           December 31,

                                      2000              1999

                            ---------------------------------
Net Operating Losses :
               ----------------------------------------------
               ----------------------------------------------
Net operating loss carryforwards     1,072,352        679,540
                            ---------------------------------
                            ---------------------------------

               ----------------------------------------------
               ----------------------------------------------
Income Tax Benefit                 $  (569,657)   $  (367,300)
                            =================================

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforward are expected to be available to reduce taxable income.



NOTE 6.  MARKETABLE SECURITIES

At December 31, 2000, the Company held trading securities of the following companies:


                                 Number of          Mkt. Price            FMV
                                  Shares           At Year End       At Year End

         Beach Brew                625,000             0.028             17,500
         Blue Gold                 125,000             0.001                125
         Carrara                   325,000             0.00114              370
         First Genx.com            600,000             0.05              30,000
         Fortune Oil                33,000             0.18               5,940
         Greenland                   4,113             0.05                 206
         Mezzanine Capital         107,000             3.25             347,750
         Nicholas Inv.             364,583             0.001                364
         Peacock Financial         200,000             0.02               4,000
         Phantom Film Corp.        150,000             0.01               1,500
         Pro Glass                 368,892             0.06              22,133
         Spa International         245,165             0.00                   0
         Superior Oil              100,000             0.03               3,000
         Thunderstone                3,068             0.01                  31
         Total Entertainment        55,000             0.06               3,300
         Regan Corp.                 5,000             0.00                   0
         Processing Research Inc.   20,000             0.01695              339
         Spectrum                  600,000              .0416            24,960
         Toner Systems                 400             1.498                599
         Tesmark                    56,250             0.20              11,250
                                                           --------------------
                                                           --------------------
         Total                                                      $   473,367
                                                           ====================

The Company is in accordance with SFAS 115 when reporting trading securities. All gain and loss are reported in the statement of operations under other income and expenses. Trading securities are reported at market value as of December 31, 2000 in accordance with paragraph 13 of SFAS 115.










NOTE 7.  STOCK TRANSACTIONS

Stock issuance are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received.

As of January 1, 1998 there were 2,339,529 shares of common stock outstanding. On June 1998, the Company issued 13,200 shares of common stock valued at $1.07 per share for marketable securities. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received.

On June 17, 1998, the Company issued 60,000 shares of common stock valued at $.90066 per share for marketable securities. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received.

On June 17, 1998 the Company issued 30,480 shares of common stock for the conversion of debt valued at $.334 per share.

On June 17, 1998. The Company issued 135,000 shares of common stock for marketable securities valued at $.334 per share. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities, which were received.

On June 17, 1998, the Company issued 300,000 shares of common stock for services to officers of the Company valued at $.334 per share.

On November 4, 1998, the Company issued 375,000 shares of common stock for a subscription receivable valued at $.166 per share.

On December 31, 1998 the Company issued 18,750 shares of common stock for debt conversion valued at $.3234 per share.

On December 31, 1998, the Company issued 60,759 shares of common stock for management fees valued at $.334 per share.

On December 31, 1998, the Company issued 60,486 shares of common stock for debt conversion valued at $.334 per share.

On December 31, 1998, the Company issued 225,000 shares of common stock for marketable securities valued at $.206 per share. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received.

As of January 1, 1999 there were 3,633,204 shares of common stock outstanding. On March 15, 1999 the Company issued 314,946 shares of common stock for services issued valued at $.625 per share.

NOTE 7.  STOCK TRANSACTIONS (CONTINUED)

At the shareholders meeting held March 15, 1999 the stockholders approved the acquisition of RB Capital and Equities, Inc. a Nevada corporation and its subsidiaries for 1,120,000 shares of common stock and 700,000 shares of preferred stock.

In September the Company issued 150,000 shares of $1.00 par value preferred stock (transaction was valued at the most readily determinable price; which was the value of preferred stock) in exchange for 1.5 million shares of Pro Glass Technologies, Inc. common stock. The 1.5 million shares represented (at the time of acquisition) 8.5% of Pro Glass Technologies, Inc. outstanding common stock.

In December 1999, the Company issued 489,600 shares of common stock to management and key employees for services rendered valued at $ 0.06 per share.

In December 1999 the Company  issued 320,000 shares of common stock for cash @ $
0.22 per share. On December 31, 1999 there were 6,403,418 shares of common stock and 850,000 shares of preferred stock outstanding.

On January 5, 2000 the Company issued 72,000 shares of common stock to Directors for services rendered valued at $ 0.06 per share.

On March 1, 2000 the Company issued 123,000 shares of common stock to its President for services rendered valued at $0.15 per share.

On June 15, 2000 the Company issued 72,000 shares of common stock to Directors for services rendered valued at $ 0.50 per share.

On June 30, 2000 the Company issued 1,463,302 shares of common stock for the purchase of Northwest LLC. valued at $ 0.96 per share.

On June 30, 2000 the Company issued 36,583 shares of common stock to Donner Investment Corp. valued at $ 0.96 per share.

On October 1, 2000 the Company issued 200,000 shares of common stock to Novak Capital valued at $ 0.20 per share.

On December 12, 2000 the Company issued 288,000 shares of common stock to Directors for services rendered valued at $ 0.24 per share.

As of December 31, 2000 the Company had 8,658,303 shares of common stock issued and outstanding.


NOTE 8.  STOCKHOLDERS EQUITY

The stockholders equity section of the Company contains the following classes of capital stock as of December 31, 2000.

     (A) Preferred Stock, nonvoting, $ 1.00 par value; 10,000,000 shares authorized; 850,000 shares issued and outstanding.

     (B) Common stock, $ 0.001 par value; 50,000,000 shares authorized; 8,658,303 and 6,403,418 shares issued and outstanding for 2000 and 1999, respectively.

The holders of Preferred Stock are entitled to receive dividends calculated using an Available Cash Flow formula as prescribed by the Certificate of Designation of Preferred Stock. There have not been any dividends declared as of December 31, 2000.


NOTE 9.  ISSUANCE OF SHARES FOR SERVICES  STOCK OPTIONS

The company has a nonqualified stock option plan, which provides for the granting of options to key employees, consultants, and nonemployees directors of the Company. The valuation of shares for services are based on the fair market value of services. The Company has elected to account for the stock option plan in accordance with paragraph 30 of SFAS 123 were the compensation to employees should be recognized over the period(s) in which the related employee services are rendered. In accordance with paragraph 19 of SFAS 123 the fair value of a stock option granted is estimated using an option-pricing model.

A total of 555,000 shares were issued for services to management and key employees for the year ended December 31, 2000.